                                                                   Exhibit 10.82

                              EMPLOYMENT AGREEMENT


          Agreement, dated as of April 30, 1996 effective as of May 13, 1996, by and between Interneuron Pharmaceuticals, Inc., a Delaware corporation having a place of business at One Ledgemont Center, 99 Hayden Avenue, Suite 340, Lexington, Massachusetts 02173 (the "Corporation"), and Glenn L. Cooper, M.D., an individual residing at 4 Trailside Circle, Sandbury, MA 01776 ("CEO").


                              W I T N E S S E T H:


          WHEREAS, the Corporation desires to continue to employ the CEO as President, Chief Executive Officer and Director, and the CEO desires to be employed by the Corporation as President, Chief Executive Officer and Director, all pursuant to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


     1.   EMPLOYMENT; DUTIES

          (a) The Corporation engages and employs the CEO, and the CEO hereby accepts engagement and employment, as Chief Executive Officer and President, to direct, supervise and have responsibility for the daily operations of the Corporation, including, but not limited to: (i) directing and supervising the business and research and development efforts of the Corporation; (ii) managing the other executives and personnel of the Corporation; (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's licensees, customers and suppliers; (iv) attending meetings of the Board of Directors of the Corporation; and performing such other services and duties as the Board of Directors of the Corporation shall determine.

          (b) The CEO shall perform his duties hereunder from the Corporation's executive offices in Massachusetts, provided, however, that the CEO acknowledges and agrees that the performance by the CEO of his duties hereunder may require significant domestic and international travel by the CEO.

          (c) The CEO shall devote his best efforts and entire working time and attention to the proper discharge of his duties and responsibilities under this Agreement.

     2.   TERM

          The CEO's employment hereunder shall be for a term of three years commencing on May 13, 1996 and continuing through the third anniversary of such date.

     3.   COMPENSATION

          (a) As compensation for the performance of his duties under this Agreement, the CEO shall be compensated as follows:

            (i) The Corporation shall pay the CEO an annual base salary ("Base Salary") of Three Hundred Thousand Dollars ($300,000), payable in accordance with the usual payroll period of the Corporation;

           (ii) The Corporation shall pay the CEO bonuses, the amount of which shall be in the discretion of the Board of Directors or the Compensation Committee of the Board of Directors of Corporation, upon the achievement of substantial milestones to be mutually agreed upon from time to time by the Board of Directors or Compensation Committee and CEO;

          (iii) The CEO shall be eligible to receive options to purchase shares of the Corporation's common stock under the Corporation's 1994 Long-term Incentive Plan, or such other option plans as may be in effect at any time during the term of this Agreement, as may be granted from time to time by the Compensation Committee of the Board of Directors;

           (iv) The remaining portion of the outstanding loan from the Corporation to the CEO (the "Loan") currently in the outstanding principal amount of $85,000 shall be payable as follows:

                 (A) Installments of $42,500, plus accrued interest on such amount, shall be forgiven upon the achievement of either of the following milestones during the term of this Agreement (or such other milestones as may be determined by the Compensation Committee of the Board):

                         (1) the closing of an initial public offering of the securities of any subsidiary of the Company other than Intercardia, Inc.; or

                         (2) the receipt by the Corporation of net proceeds of at least $15 million in connection with a public offering or private placement of debt or equity securities of the Corporation; and

                 (B) After the earlier of four (4) years, or immediately upon the termination of the CEO's employment, the remaining unpaid portion of the Loan will become due and payable.

          The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the CEO pursuant to section 3(a) hereof except that the Corporation shall reimburse CEO for any federal and state income taxes payable by him as a result of the forgiveness of the Loan in accordance with
Section 3(a)(iv) above, as well as the forgiveness of installments of the Loan prior to the date of this Agreement.

          (b) The Corporation shall reimburse the CEO for all normal, usual and necessary expenses incurred by the CEO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the CEO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

          (c) The CEO shall be, during the term of this Agreement, entitled to vacations of not less than four (4) weeks per annum.

          (d) The Corporation shall make available to the CEO and his dependents, such medical, disability, life insurance and such other health benefits as the Corporation makes available to its senior officers and directors. The CEO's life insurance coverage shall not be less than $1,000,000.

          The Corporation hereby represents and warrants to the CEO as follows:


     4.   NON-COMPETITION

          (a) The CEO understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the CEO pursuant to 6(a)(iii) below and provided the Corporation is not in material default to CEO on any of its obligations under this Agreement, for a period of one (1) year from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business engaged in the development or commercialization of products addressing therapeutic applications competitive with products of the Corporation, including products under development by the Corporation, or any additional areas of business listed in Schedule A attached hereto (which may be amended from time to time by the parties to take into account additional areas of business in which the Corporation may become engaged) (a "Competitive Business"), within the geographic area of the Corporation's business either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate in a Competitive Business.

          (b) During the term of this Agreement and for two (2) years thereafter, CEO shall not, directly or indirectly, without the prior written consent of the Corporation, solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation.

          (c) During the term of this Agreement and for one (1) year thereafter , CEO shall not, directly or indirectly, without the prior written consent of the Corporation:

            (i) solicit or accept employment or be retained by any party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation or any affiliate where his position will be related to the business of the Corporation; or

           (ii) solicit or accept the business of any customer or supplier of the Corporation or any affiliate with respect to products similar to those supplied by the Corporation.

          (d) In the event that the CEO breaches any provisions of this Section 4 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 4, the CEO shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.


     5.   CONFIDENTIAL INFORMATION

          (a) The CEO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The CEO agrees:
(i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CEO's duties to the Corporation. The CEO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

          (b) Except with prior written authorization by the Corporation, the CEO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.


          (c) CEO hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by the CEO during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. CEO further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.


     6.   TERMINATION

          (a) The term of this Agreement shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

            (i)  The death of the CEO;

           (ii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the CEO shall constitute just cause:

                 (A) Material breach by the CEO of Section 4 or Section 5 of this Agreement;

                 (B) Material breach by the CEO of any provision of this Agreement other than Section 4 or Section 5 or the willful or reckless failure by CEO to perform his duties hereunder which breach or failure is not cured by the CEO within fifteen (15) days of notice thereof from the Corporation; or

                 (C) The commission by CEO of an act of fraud or theft against the Company or any of its subsidiaries, or the conviction of CEO of any criminal act.

          (iii) Termination by the CEO for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

                 (A) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days of notice thereof from the CEO;

                 (B) Any action by the Corporation to intentionally harm the CEO; or

                 (C) A Change in Control of the Corporation (as defined below), unless CEO is offered either (1) a comparable executive position of the acquiror or of the division of the acquiror which assumes the business of the Corporation after the Change in Control or (2) compensation comparable to that provided to CEO under this Agreement.

           (iv) Termination by the Board of Directors of the Corporation without just cause, provided that the Corporation continues to pay the CEO's base salary plus pro-rated average bonuses, subject to setoff for other employment, for a period of twelve
                 (12) months.

          (b) Upon termination pursuant to subparagraph (ii) of paragraph (a) above, the CEO (or his estate in the event of termination pursuant to subparagraph (i)), shall be entitled to receive the Base Salary accrued but unpaid as of the date of termination.

          (c) Upon termination pursuant to subparagraph (iii)(C) above, the CEO shall be entitled to receive the Base Salary for the remainder of the term of this Agreement. At the discretion of the Corporation, such Base Salary may be paid either in one lump sum or in monthly installments throughout the remaining term of this Agreement.

          (d) For purposes of this Agreement, a "Change in Control of the Corporation" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes, after the date of this Agreement the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly and indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities.

          (e) It is the intention of the Corporation and the CEO that no portion of the payment made under Section 6(c) hereof (the "Termination Payment") be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code). In the event that in the opinion of the Corporation's independent public accountants, all or any portion of the Termination Payment may be an excess parachute payment, the Termination Payment hereunder shall be reduced or eliminated as specified by the CEO in writing delivered to the Corporation within 30 days of his receipt of such opinion or, if the CEO fails to so notify the Corporation, then as the Corporation shall reasonably determine, so that there will be no excess parachute payment.

     7.   NOTICES

          Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.


     8.   RENEWAL OF AGREEMENT

          Upon expiration of the term of this Agreement, this agreement may be renewed for additional one (1) year periods by the parties by mutual written agreement.


     9.   SEVERABILITY OF PROVISIONS

          If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


     10.  ENTIRE AGREEMENT MODIFICATION

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     11.  BINDING EFFECT


          The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CEO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CEO's obligations hereunder may not be transferred to assigned by the CEO.


     12.  NON-WAIVER

          The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     13.  GOVERNING LAW

          This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

     14.  HEADINGS

          The headings of paragraphs are inserted for convenience and shall not affect and interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     INTERNEURON PHARMACEUTICALS, INC.



                     By:/s/ Lindsay Rosenwald
                        -------------------------------------
                        Title: Chairman of the Board


                     /s/ Glenn L. Cooper
                     ----------------------------------------
                     GLENN L. COOPER, M.D.